Exhibit 99.1

SouthWest Water Announces CPUC Decision in Southern California Rate Case

LOS ANGELES--(BUSINESS WIRE)--March 16, 2009--SouthWest Water Company (NASDAQ:SWWC), a leading provider of water, wastewater and public works services, today announced that the California Public Utilities Commission (CPUC) authorized a rate increase of $5.5 million, or 11% for its southern California utility, retroactive to January 1, 2009. The increase is due to changes in the utility’s cost structure as determined by the CPUC in its decision.

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment and customer service. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. Nearly two million people in 10 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

For Further Information:
SouthWest Water Company
624 S. Grand Ave., Suite 2900
Los Angeles, CA 90017
www.swwc.com

CONTACT:
SouthWest Water Company
DeLise Keim
VP Corporate Communications
213-929-1846